Exhibit 99.1

SailPoint Announces First Quarter 2019 Financial Results

First quarter 2019 total revenue of $60.6 million up 24% year over year

AUSTIN, May 8, 2019 – SailPoint Technologies Holdings, Inc. (NYSE: SAIL), the leader in enterprise identity governance, today announced financial results for the first quarter ending March 31, 2019.

“Our Q1 results were in-line with our guidance, with total revenue increasing 24% year-over-year. We added 46 net new customers during the quarter with solid partner contribution and ongoing success with legacy replacements. As organizations of all sizes move along their digital transformation journey, identity governance is increasing in strategic importance and our leading solutions are well positioned to meet the needs of our customers,” said Mark McClain, SailPoint’s CEO and Co-founder.

“We continue to be excited about the identity governance market and our best-in-class solutions, but we’ve seen some recent changes in our pipeline that are impacting our expectations for the second quarter and remainder of 2019.  We believe we have identified the challenges and are making changes in our go-to-market initiatives.  We are confident that we are on a path that sets us up well for the future.”

Financial Highlights for First Quarter 2019:

•

Revenue: Total revenue was $60.6 million, a 24% increase over Q1 2018. License revenue was $18.7 million, a 11% increase over Q1 2018. Subscription revenue was $31.8 million, a 41% increase over Q1 2018. Services and other revenue was $10.1 million, a 5% increase over Q1 2018.

•	Operating Loss: Loss from operations was $(6.7) million, compared to $(3.7) million in Q1 2018. Non-GAAP income from operations was $0.5 million, compared to $3.6 million in Q1 2018.

•

Net Income (Loss): Net loss was $(8.4) million, compared to net loss of $(2.3) million in Q1 2018. Net loss available to common stockholders per basic and diluted share was $(0.10) compared to net loss available to common stockholders per basic and diluted share of $(0.03) in Q1 2018. Non-GAAP net loss was $(0.1) million, compared to non-GAAP net income of $2.3 million in Q1 2018. Non-GAAP net loss per basic and diluted share was $(0.00) compared to non-GAAP net income per diluted share of $0.03 in Q1 2018.

•	Adjusted EBITDA: Adjusted EBITDA was $1.1 million, compared to $3.9 million in Q1 2018.

The tables included in this press release present reconciliations of non-GAAP income from operations to GAAP loss from operations, non-GAAP net income (loss) to GAAP net loss, non-GAAP to GAAP weighted average shares outstanding and adjusted EBITDA to GAAP net loss for the three months ended March 31, 2019 and 2018. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

Financial Outlook:

For the second quarter of 2019, SailPoint expects:

•	Revenue in the range of $59.7 million to $61.2 million
•	Non-GAAP loss from operations in the range of $(3.5) million to $(3.0) million
•

Non-GAAP net loss per basic and diluted common share of $(0.05), based on estimated cash income tax payments of $0.8 million and 89.0 million basic and diluted common shares outstanding. Expectations of non-GAAP income (loss) from operations and non-GAAP net (loss) per basic and diluted common share exclude items outlined in the “Non-GAAP Financial Measures” section below.

For the full year 2019, SailPoint now expects:

•	Revenue in the range of $277.0 million to $281.5 million
•	Non-GAAP income from operations in the range of $17.1 million to $18.6 million

•

Non-GAAP net income per diluted common share in the range of $0.14 to $0.16, based on estimated cash income tax payments of $2.0 million and 93.0 million diluted common shares outstanding. Expectations of non-GAAP income from operations and non-GAAP net income per diluted common share exclude items outlined in the “Non-GAAP Financial Measures” section below.

These statements regarding SailPoint’s expectations of its financial outlook are forward-looking and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause its actual results to differ materially from these forward-looking statements.

All of SailPoint’s forward-looking non-GAAP financial measures exclude estimates for stock-based compensation expense and amortization of acquired intangibles. SailPoint has not reconciled its expectations as to non-GAAP income (loss) from operations and non-GAAP net income (loss) per basic and diluted common shares to their most directly comparable GAAP measure due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to stock-based compensation expense. Stock-based compensation expense is affected by future hiring, turnover, and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to change. The actual amount of the excluded stock-based compensation expense will have a significant impact on SailPoint’s GAAP income (loss) from operations and GAAP net income (loss) per basic and diluted common share. Accordingly, reconciliations of our forward-looking non-GAAP income (loss) from operations and non-GAAP net income (loss) per basic and diluted common shares are not available without unreasonable effort.

Conference Call and Webcast:

SailPoint will host a conference call today, May 8, 2019, at 5:00 p.m. Eastern Time to discuss its first quarter 2019 financial results. The dial-in number will be 877-407-0792 or 201-689-8263. Additionally, a live webcast of the conference call will be available on SailPoint’s website at  https://investors.sailpoint.com.

Following the conference call, a replay will be available until midnight on May 22, 2019. The replay dial-in number will be 844-512-2921 or 412-317-6671, using the replay pin number: 13689391. An archived webcast of the call will also be available at https://investors.sailpoint.com.

Non-GAAP Financial Measures:

In addition to SailPoint’s financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), SailPoint uses certain non-GAAP financial measures to clarify and enhance SailPoint’s understanding of past performance and future prospects. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flow that includes or excludes amounts that are included or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. SailPoint monitors the non-GAAP financial measures described below, and SailPoint’s management believes they are helpful to investors because they provide an additional tool to use in evaluating SailPoint’s financial and business trends and operating results. In addition, SailPoint’s management uses these non-GAAP measures to compare SailPoint’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. In particular, SailPoint believes that non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) available to common stockholders per basic share and per diluted share, and adjusted EBITDA, are important measures for evaluating SailPoint’s performance because they facilitate comparisons of SailPoint’s core operating results from period to period by removing, where applicable, the impact of SailPoint’s capital structure (net interest income or expense from SailPoint’s outstanding debt, as well as amortization of debt issuance costs, asset base (depreciation and amortization), income taxes, purchase accounting adjustments and stock-based compensation expense.

SailPoint’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry because they may calculate non-GAAP financial results differently than we do. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. SailPoint urges you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate its business.

Non-GAAP income from operations.  SailPoint believes that the use of non-GAAP income from operations is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP income from operations is calculated as income (loss) from operations on a GAAP basis excluding (i) stock-based compensation expense and (ii) amortization of acquired intangibles.

Non-GAAP net income (loss) and non-GAAP net income (loss) available to common stockholders per basic and diluted share.  SailPoint believes that the use of non-GAAP net income (loss) and non-GAAP net income (loss) available to common stockholders per basic and diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net loss (a) excluding (i) stock-based compensation expense, (ii) amortization of acquired intangibles, (iii) amortization of debt issuance costs and (iv) income tax expense (benefit) and (b) including cash paid for income taxes. SailPoint defines non-GAAP net income (loss) available to common stockholders per basic and diluted share as non-GAAP net income (loss) divided by the non-GAAP weighted average outstanding common shares.

Adjusted EBITDA.  Adjusted EBITDA is a non-GAAP financial measure that SailPoint calculates as net loss adjusted to exclude stock-based compensation expense, amortization and depreciation, purchase accounting adjustments, net interest (income) expense and income taxes.

The accompanying tables have more details on the reconciliations of non-GAAP financial measures to their nearest comparable GAAP measures.

Forward-Looking Statements:

This press release and statements made during the above referenced conference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding the Company’s strategy, future operations, financial position, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management's current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct. Our results could be materially different from our expectations because of various risks.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: our ability to attract and retain customers, including larger organizations; our ability to deepen our relationships with existing customers; our expectations regarding our customer growth rate; our business plan and beliefs and objectives for future operations; trends associated with our industry and potential market; benefits associated with use of our platform and services; our ability to develop or acquire new solutions, improve our platform and solutions and increase the value of our platform and solutions; our ability to compete successfully against current and future competitors; our ability to further develop strategic relationships; our ability to achieve positive returns on investments; our plans to acquire complementary businesses, products or technology; our plans to further invest in and grow our business, and our ability to effectively manage our growth and associated investments; our ability to timely and effectively scale and adapt our existing technology, our ability to increase our revenue, our revenue growth rate and gross margin; our ability to generate sufficient revenue to achieve and sustain profitability; our future financial performance, including trends in revenue, cost of revenue, operating expenses, other income and expenses, income taxes, billings and customers; the sufficiency of our cash and cash equivalents and cash generated from operations to meet our working capital and capital expenditure requirements; our ability to raise capital and the loans of those financings; our ability to attract, train and retain qualified employees and key personnel; our ability to maintain and benefit from our corporate culture; our ability to successfully identify, acquire and integrate companies and assets; our ability to successfully enter new markets and manage our international expansion; and our ability to maintain, protect and enhance our intellectual property and not infringe upon others’ intellectual property. These and other important risk factors are described more fully in our reports and other documents filed with the Securities and Exchange Commission (“the SEC”) including (i) under “Risk Factors” in Part I, Item 1A. in our Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 18, 2019, and (ii) under “Risk Factors” in Part II, Item 1A. in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, which was filed with the SEC on May 8, 2019. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

About SailPoint

SailPoint, the leader in enterprise identity governance, brings the Power of Identity to customers around the world. SailPoint’s open identity platform gives organizations the power to enter new markets, scale their workforces, embrace new technologies, innovate faster and compete on a global basis. As both an industry pioneer and market leader in identity governance, SailPoint delivers security, operational efficiency and compliance to enterprises with complex IT environments. SailPoint’s customers are among the world’s largest companies in a wide range of industries, including: 8 of the top 15 banks, 4 of the top 6 healthcare insurance and managed care providers, 9 of the top 15 property and casualty insurance providers, 5 of the top 13 pharmaceutical companies, and 11 of the largest 15 federal agencies.

More information on SailPoint is available at: www.sailpoint.com.

Investor Relations:

Staci Mortenson

ICR for SailPoint

investor@sailpoint.com

512-664-8916

Media Relations:

Jessica Sutera

Jessica.Sutera@sailpoint.com

978-278-5411

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31, 2019	March 31, 2018
	(In thousands, except per share data)
	(Unaudited)
Revenue
Licenses	$18,669	$16,808
Subscription	31,835	22,505
Services and other	10,079	9,628
Total revenue	60,583	48,941
Cost of revenue
Licenses (1)	1,059	1,138
Subscription (1)(2)	5,813	4,658
Services and other (2)	7,997	6,974
Total cost of revenue	14,869	12,770
Gross profit	45,714	36,171
Operating expenses
Research and development (1)(2)	12,772	9,762
General and administrative (2)	9,137	7,657
Sales and marketing (1)(2)	30,488	22,459
Total operating expenses	52,397	39,878
Loss from operations	(6,683)	(3,707)
Other expense, net:
Interest income (expense), net	11	(1,178)
Other, net	(417)	(147)
Total other expense, net	(406)	(1,325)
Loss before income taxes	(7,089)	(5,032)
Income tax (expense) benefit	(1,301)	2,730
Net loss	$(8,390)	$(2,302)
Net loss available to common stockholders	$(8,390)	$(2,302)
Net loss per share
Basic	$(0.10)	$(0.03)
Diluted	$(0.10)	$(0.03)
Weighted average shares outstanding
Basic	88,295	85,719
Diluted	88,295	85,719

(1)	Includes amortization of acquired intangibles as follows:

	Three Months Ended
	March 31, 2019	March 31, 2018
	(In thousands)
Cost of revenue – license	$1,008	$1,008
Cost of revenue – subscription	96	96
Research and development	159	34
Sales and marketing	1,068	1,068
Total amortization of acquired intangibles	$2,331	$2,206

(2)	Includes stock-based compensation expense and the related employer payroll tax expense as follows:

	Three Months Ended
	March 31, 2019	March 31, 2018
	(In thousands)
Cost of revenue – subscription	$282	$121
Cost of revenue – services and other	379	375
Research and development	969	641
General and administrative	1,404	2,340
Sales and marketing	1,836	1,662
Total stock-based compensation expense	$4,870	$5,139

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	March 31, 2019	December 31, 2018
	(In thousands, except share data)
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$86,223	$70,964
Restricted cash	6,289	6,272
Accounts receivable	71,156	101,469
Prepayments and other current assets	22,691	21,850
Total current assets	186,359	200,555
Property and equipment, net	21,452	19,268
Right-of-use assets	32,243	—
Other non-current assets	22,488	20,374
Goodwill	219,377	219,377
Intangible assets, net	72,529	74,860
Total assets	$554,448	$534,434
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$3,395	$4,636
Accrued expenses and other liabilities	18,655	21,731
Income taxes payable	3,263	2,143
Deferred revenue	92,630	95,919
Total current liabilities	117,943	124,429
Deferred tax liability - non-current	4,142	4,142
Long-term operating lease liabilities	39,696	9,788
Deferred revenue - non-current	17,516	18,382
Total liabilities	179,297	156,741
Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value	9	9
Preferred stock, $0.0001 par value	—	—
Additional paid in capital	383,321	377,473
(Accumulated deficit) retained earnings	(8,179)	211
Total stockholders' equity	375,151	377,693
Total liabilities and stockholders’ equity	$554,448	$534,434

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31, 2019	March 31, 2018
	(In thousands)
	(Unaudited)
Operating activities
Net loss	$(8,390)	$(2,302)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	3,303	2,628
Amortization of debt issuance costs	10	108
Amortization of contract acquisition costs	2,166	1,675
Gain on disposal of fixed assets	(3)	(4)
Stock-based compensation expense	4,639	5,139
Operating lease liabilities, net	251	—
Net changes in operating assets and liabilities	15,252	8,078
Net cash provided by operating activities	17,228	15,322
Investing activities
Purchase of property and equipment	(2,306)	(530)
Proceeds from sale of property and equipment	11	4
Net cash used in investing activities	(2,295)	(526)
Financing activities
Debt issuance costs	(829)	—
Exercise of stock options	1,172	62
Net cash provided by financing activities	343	62
Net increase in cash, cash equivalents and restricted cash	15,276	14,858
Cash, cash equivalents and restricted cash, beginning of period	77,236	116,127
Cash, cash equivalents and restricted cash, end of period	$92,512	$130,985

RECONCILIATION OF NON-GAAP INCOME FROM OPERATIONS

	Three Months Ended
	March 31, 2019	March 31, 2018
	(In thousands)
Loss from operations	$(6,683)	$(3,707)
Add back:
Stock-based compensation expense (1)	4,870	5,139
Amortization of acquired intangibles	2,331	2,206
Non-GAAP income from operations	$518	$3,638

(1)	Stock-based compensation expense includes employer related payroll tax expense.

RECONCILIATION OF NON-GAAP NET INCOME (LOSS)

	Three Months Ended
	March 31, 2019	March 31, 2018
	(In thousands, except per share data)
Net loss on a GAAP basis	$(8,390)	$(2,302)
Add back:
Stock-based compensation expense (1)	4,870	5,139
Amortization of acquired intangibles	2,331	2,206
Amortization of debt issuance costs	10	108
Income tax expense (benefit)	1,301	(2,730)
Less:
Cash income taxes paid	210	94
Non-GAAP net income (loss)	$(88)	$2,327
Non-GAAP net income (loss) per common share
Basic	$(0.00)	$0.03
Diluted	$(0.00)	$0.03
Non-GAAP weighted average number of common shares outstanding
Basic	88,295	85,719
Diluted	88,295	88,931

(1)	Stock-based compensation expense includes employer related payroll tax expense.

Reconciliation of non-GAAP weighted average OUTSTANDING COMMON SHARES

	Three Months Ended
	March 31, 2019	March 31, 2018
	(In thousands)
Weighted average shares used to compute net loss per share available to common stockholders, basic and diluted, on a GAAP basis
Basic	88,295	85,719
Diluted	88,295	85,719
Non-GAAP weighted average outstanding common shares
Basic	88,295	85,719
Effect of potentially dilutive securities	—	3,212
Diluted	88,295	88,931

RECONCILIATION OF ADJUSTED EBITDA

	Three Months Ended
	March 31, 2019	March 31, 2018
	(In thousands)
Net loss	$(8,390)	$(2,302)
Stock-based compensation (1)	4,870	5,139
Amortization of acquired intangibles	2,331	2,206
Depreciation	972	421
Purchase price accounting adjustment (2)	—	13
Interest (income) expense, net	(11)	1,178
Income tax expense (benefit)	1,301	(2,730)
Adjusted EBITDA	$1,073	$3,925

(1)	Stock-based compensation expense includes employer related payroll tax expense.
(2)	Purchase accounting adjustment related to the fair value write down of deferred revenue from the acquisition of SailPoint Technologies, Inc. on September 8, 2014.